Exhibit 10.7

PRIVILEGED AND CONFIDENTIAL

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is made and entered into this 18th day of June, 2012, between Theodore S. Roman (“Employee”) and National Patent Development Corporation, a Delaware corporation (the “Parent”).

WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent is entering into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, NPT Advisors Inc., a Delaware corporation, the Winthrop Corporation, a Connecticut corporation (the “Company”), and Peter M. Donovan, as the Securityholders’ Representative (as such term is defined in the Merger Agreement);

WHEREAS, Employee is employed by the Company and currently serves as the Vice Chairman of the Company;

WHEREAS, Parent and Employee have entered into an employment agreement (the “Employment Agreement”) to be effective upon the occurrence of the Closing (as such term is defined in the Merger Agreement) pursuant to which Parent will employ Employee on the terms and conditions set forth therein;

WHEREAS, Parent and Employee have determined to enter into this Agreement pursuant to which Employee will be subject to certain non-competition and non-solicitation restrictions during the Restricted Period (as defined below); and

WHEREAS, Parent’s willingness to enter into and close the transactions contemplated by the Merger Agreement are conditional upon Employee’s execution of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, including that expressed in Section 3 below, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

2.           Non-Competition/Non-Solicitation.  Employee recognizes the benefits to be derived by him from his employment or engagement by Parent upon the Closing and that such benefits are dependent upon the continued success of the Company which, in turn, is dependent in part upon the preservation of the Company’s relationships with its clients.  Employee believes it to be in his own best interest and in the best interest of Parent, the Company, the Company’s stockholders, and the Company’s other employees to preserve the Company’s relationships with its clients.  In consideration of the foregoing, Employee hereby agrees as follows (in each case, except to the extent required by or otherwise carried out in the ordinary course of Employee’s responsibilities and obligations as an employee of the Company and except in connection with the Merger Agreement or the Transactions contemplated thereby):

  (a)           During the period commencing on the date hereof and continuing until the earlier of (x) the effective date of the Merger or (y) termination of the Merger Agreement in accordance with its terms (the “Restricted Period”), Employee shall not engage in the United States, directly or indirectly, in any business activities in which the Company or any business organization controlled by, controlling, or under common control with the Company (each, an “Affiliated Company”) is engaged (or has committed plans to engage) during the Restricted Period.  For the avoidance of doubt, permitted investments under clause (c) below shall not be deemed to violate this clause (a).

  (b)           During the Restricted Period, Employee shall not, directly or indirectly, on his own behalf or on behalf of any other person or entity, (i) encourage, solicit or induce, or in any manner attempt to encourage, solicit or induce, any individual employed by, or individual or entity providing consulting services to, the Company or any Affiliated Company to terminate such employment or consulting services; provided, that the foregoing shall not be violated by general advertising not targeted at employees or consultants of the Company or any Affiliated Company; (ii) hire any individual who was employed by the Company or any Affiliated Company within the six (6) month period prior to the date of such hiring; or (iii) encourage, solicit or induce, or in any manner attempt to encourage, solicit or induce any customer, supplier, licensee or other business relation of the Company or any Affiliated Company to cease doing business with or materially reduce the amount of business conducted with the Company or any Affiliated Company, or in any way adversely interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Affiliated Company.

  (c)           Notwithstanding any provision contained herein to the contrary, it is understood that Employee shall have the right and privilege at any time to invest in any competitive enterprise or business whose capital stock is listed on a national securities exchange in the United States, provided that the total direct and indirect investment of Employee, Employee’s spouse and Employee’s dependents, represents not more than two percent (2%) of the total capital stock of such enterprise.  Nothing contained herein shall prohibit or restrict Employee from investing in any non-competitive enterprise or business.

3.           Consideration.  Each of the parties hereto acknowledges and agrees that the covenants, restrictions, agreements and obligations set forth herein are founded upon valuable consideration and that the covenants, restrictions, agreements and obligations set forth in Section 2 are reasonable in duration and geographic scope.  Each of the parties hereto intends that the covenants of Section 2 shall be deemed to be a series of separate covenants, one for each county or province of each and every state, territory or jurisdiction of the United States and one for each month of the Restricted Period.

4.           Injunctive Relief.  In the event of a breach or threatened breach by a party of any of the covenants, restrictions, agreements and obligations set forth in this Agreement, monetary damages or the other remedies at law that may be available for such breach or threatened breach will be inadequate and, without prejudice to the rights of the non-breaching party to pursue any remedies at law or equity available to it for such breach or threatened breach, including without limitation, the recovery of damages, the non-breaching party shall be entitled to injunctive relief as a means of having the other party comply with the provisions hereof.  In such case, no bond or other security shall be required in connection therewith.

5.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

6.           Notices.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or sent by reputable international overnight courier, addressed, if to Employee, to the address inserted below Employee’s signature on the final page hereof (with required copy) and, if to Parent, to the address set forth below (with required copy), or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt.

  To Parent:

  National Patent Development Corporation
  100 South Bedford Road, Suite 2R
  Mount Kisco, NY 10549
  Attention:  Harvey Eisen
  Facsimile:  914-242-5798

  With copies to:

  Willkie Farr & Gallagher LLP
  787 Seventh Avenue
  New York, NY 10019
  Attn:  Michael A. Schwartz, Esq.
  Facsimile:  212-728-9267

  To Employee:

  To the address inserted below Employee’s signature on the final page hereof.

  With copies to:

  Choate Hall & Stewart LLP
  Two International Place
  Boston, MA 02110
  Attn:  Tom Shirley, Esq.
  Facsimile:  617-248-4000

  and

  The Winthrop Corporation
  c/o Wright Investors' Service
  440 Wheelers Farms Road
  Milford, CT 06461 USA
  Attention:  Peter M. Donovan
  Facsimile:  203-783-4401

  and

  Wilmer Cutler Pickering Hale and Dorr LLP
  60 State Street
  Boston, MA 02109
  Attention:  Leonard A. Pierce, Esq.
  Facsimile:  617-526-5000

7.           Miscellaneous.

  (a)           No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and a duly authorized officer of Parent.

  (b)           No waiver by Employee or Parent at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

  (c)           Except as may be otherwise specifically provided herein, this Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by any party.

  (d)           Captions and Section headings in this Agreement are provided merely for convenience and shall not affect the interpretation of any of the provisions herein.

  (e)           The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York, without reference to its conflict-of-law rules.

8.           Severability.  The parties have entered into this Agreement in the belief that its provisions are valid, reasonable and enforceable.  In the event that any court of competent jurisdiction determines that any provision, or any portion thereof, contained in this Agreement is unreasonable or unenforceable in any respect, then such provision will be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited will remain in full force and effect.  Without limiting the generality of the foregoing, in the event that the covenants contained in Section 2 are judicially held invalid or unenforceable as to time period and/or geographical scope, the parties agree that the maximum duration or geographic scope under such circumstances shall be substituted for the stated duration or geographic scope and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period and geographic scope permitted by law.  Furthermore, any period of restriction or covenant herein stated shall be extended by any period of any violation of any restriction or covenant herein stated.  In the event that such court deems any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement will nevertheless remain in full force and effect.

9.           Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

NATIONAL PATENT DEVELOPMENT CORPORATION

By:
Name: Harvey P. Eisen
Title: Chief Executive Officer and President

THEODORE S. ROMAN

Address:

[Signature Page to Non-Competition and Non-Solicitation Agreement for Theodore S. Roman]